Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statements on Form S-8 Nos. 333-170069, 333-170067, 333-163918, 333-160894, 333-158382, 333-157475 and 333-117481; and Registration Statement on Form S-3 No. 333-175191, of our report dated May 13, 2011 covering the audited consolidated financial statements of Augme Technologies, Inc. (333-57818) for the year ended February 28, 2011, appearing in this Annual Report on Form 10K.

Freedman & Goldberg, CPA’s, P.C.

Farmington Hills, MI
May 24, 2013